UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014 (May 13, 2014)

WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1023 Cherry Road, Memphis, Tennessee	38117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2014 Annual Meeting of Stockholders on May 13, 2014. Our stockholders voted on three proposals at the Annual Meeting.

1)	Our stockholders elected ten directors to serve on our Board of Directors for a term of one year. The tabulation of votes with respect to each director nomination is as follows:

Nominee	For	Withheld	Broker Non-Votes
Gary D. Blackford	40,397,906	132,909	4,578,133
Martin J. Emerson	40,431,672	99,143	4,578,133
Lawrence W. Hamilton	37,736,300	2,794,515	4,578,133
Ronald K. Labrum	37,745,463	2,785,352	4,578,133
John L. Miclot	36,898,425	3,632,390	4,578,133
Robert J. Palmisano	40,422,865	107,950	4,578,133
Amy S. Paul	40,488,764	42,051	4,578,133
Robert J. Quillinan	40,434,436	96,379	4,578,133
David D. Stevens	40,469,995	60,820	4,578,133
Douglas G. Watson	39,627,087	903,728	4,578,133

2)
Our stockholders approved the advisory vote on the compensation of our name executives. There were 35,572,784 votes for, 4,195,394 votes against, 762,637 votes abstaining from, and 4,578,133 broker non-votes on the proposal.

3)
Our stockholder ratified the selection of KPMG LLP as our independent auditor for the year ending December 31, 2014. There were 44,388,689 votes for, 690,455 votes against, 29,804 votes abstaining from, and no broker non-votes on the proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 14, 2014

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer